SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A 3

Amendment 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

and

Item 7.01 Regulation FD Disclosure

A press release issued by the Registrant on July 19, 2006, regarding earnings for the three and six months ended June 30, 2006, is attached as Exhibit 99.1. Also, certain supplemental information not included in the press release is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 and Item 2.02 of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

This amendment is being filed to illustrate a reclassification of some balance sheet data in exhibit 99.2 to conform to the balance sheet presented in the WRIT 10Q for the three and six months ended June 30, 2006. Page 4 of Exhibit 99.2 now reflects a reclassification of some loan costs. This changed the following line items:

Prepaid expenses and other assets

Accounts payable and other liabilities

Notes payable

Total Assets

Total Liabilities

Total Liabilities and Shareholders’ Equity

On Page 7 of Exhibit 99.2 the following items changed:

Balances Outstanding

Maturity Schedules

On Page 8 of Exhibit 99.2 the Total Debt and Total Market Capitalization amounts also changed as a result of this reclassification.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.2    Certain supplemental information not included in the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)
Laura M. Franklin
Senior Vice President Accounting,
Administration and Corporate Secretary

August 8, 2006
(Date)

Exhibit Index

Exhibit Number	Description

99.2	Certain supplemental information not included in the press release